Exhibit 10.1

RBB Bancorp

2017 Omnibus Stock Incentive Plan

Performance Stock Unit Award Agreement

(Performance Period _________– ___________)

RBB Bancorp

2017 Omnibus Stock Incentive Plan

Performance Stock Unit Award Agreement

You have been selected to be a participant in the RBB Bancorp 2017 Omnibus Stock Incentive Plan (the “Plan”), as specified below:

Participant:

Target Performance Stock Unit (PSU) Award:                              units

Performance Period:    ______________ to _________________

Performance Measures:    Total Shareholder Return (“TSR”); Return on Average Tangible Common Equity (“ROATCE”); and Return of Average Assets (“ROAA”)

Peer Index:	Annual Stock Performance Report prepared by Pearl Meyer using RBB Bancorp peer group as of ___________, 20__ and included as an Exhibit to this Agreement

THIS AGREEMENT (the “Agreement”) effective [____], 20__, represents the grant of performance-based Stock Units (“PSUs”) by RBB Bancorp, a California corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.

The Plan provides a complete description of the terms and conditions governing the PSUs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

The parties hereto agree as follows:

Article 1.	Performance Period

The Performance Period commences on ________________ and ends on  _________________.

Article 2.	Value of PSUs

Each PSU shall represent and have a value equal to one Share.

Article 3.	PSUs and Achievement of Performance Measure

The Performance Metrics will be calculated and the payout percentage by Performance Metric will be measured by the end of the first quarter of the year following the conclusion of the Performance Period. The PSUs will be converted to shares of Company common stock based on the achievement of the performance metrics and after certification of such achievement by the Compensation Committee of the Board.

(a)

Total Shareholder Return (TSR) is weighted __% of the PSU Award. The number of PSUs to be earned under this Agreement shall be based upon the achievement of pre-established TSR performance goals as set by the Board for the Performance Period, based on the following chart:

TSR Performance Relative to Companies in Peer Index for fiscal year 20__	Payout (% of Target)

Below __th Percentile	___	%
__th Percentile	___	%
__th Percentile	___	%
__th Percentile	___	%

Interpolation shall be used to determine the percentile rank in the event the Company’s Percentile Rank does not fall directly on one of the ranks listed in the above chart.

For this purpose, Total Shareholder Return shall be determined as follows:

Total Shareholder         =         Change in Stock Price + Dividends Paid

Return                                      Beginning Stock Price

Beginning Stock Price shall mean the average closing price on the applicable stock exchange of one Share for the twenty (20) trading days immediately prior to the first day of the first fiscal year of the Performance Period; Ending Stock Price shall mean the average closing price on the applicable stock exchange of one Share for the twenty (20) trading days immediately prior to the last day of the Performance Period; Change in Stock Price shall mean the difference between the Beginning Stock Price and the Ending Stock Price; and Dividends Paid shall mean the total of all dividends paid on one (1) Share during the Performance Period.

Following the Total Shareholder Return measurement, the Company’s Percentile Rank shall be determined as follows:

Percentile Rank shall be determined by listing from highest Total Shareholder Return to lowest Total Shareholder Return for each company in the Peer Index (including the Company). The Company’s Percentile Rank shall equal (N-n)/(N-1), where “N” equals the total number of companies in the Peer Index (which for this purpose, shall include the Company) and “n” equals the numerical rank of the Company based on its Total Shareholder Return relative to the Total Shareholder Return of all companies in the Peer Index (which for this purpose, shall include the Company). For example, if there are 16 companies in the Peer Index (including the Company) and the Company has the 4th highest Total Shareholder Return out of all such companies, then “N” would equal 16, “n” would equal 4 and the Company’s Percentile Rank would equal 80.00%. The companies in the Peer Index shall remain constant throughout the entire Performance Period (provided that companies that de-list or are acquired before the last day of the Performance Period will be removed from the Peer Index).

(b)

Return on Average Tangible Common Equity (ROATCE) is weighted __% of the PSU Award. The number of PSUs to be earned under this Agreement based upon the achievement of pre-established ROATCE performance goals as set by the Board for the Performance Period is based on the following chart:

ROATCE Performance Goals	Payout (% of Target)
Below [____]%	___	%
[____]%	___	%
[____]%	___	%
[____]%	___	%

For this purpose, ROATCE shall be determined based on fiscal 20__ net income and calculated as follows: fiscal 20__ net income, subject to Board-approved adjustments, divided by fiscal 20__ average Tangible Common Equity (“TCE”), all as reported in the Company’s Form 10-K for the Company’s fiscal year ending December 31, 20__ (or if no Form 10-K is filed for such year or is not filed by March __, 20__, then ROATCE shall be determined by the Board in good faith based on the Company’s financial statements for the fiscal year ending December 31, 20__).

Interpolation shall be used to determine the ROATCE performance payout percentage in the event the Company’s ROATCE performance does not fall directly on payout percentages shown in the above chart.

(c)

Return of Average Assets (ROAA) is weighted __% of the PSU Award. The number of PSUs to be earned under this Agreement based upon the achievement of pre-established ROAA performance goals as set by the Board for the Performance Period is based on the following chart:

ROAA Performance Goals	Payout (% of Target)
Less than [____]%	___	%
[____]%	___	%
[____]%	___	%
[____]%	___	%

For this purpose, ROAA shall be determined based on fiscal 20__ net income and calculated as follows: fiscal 20__ net income, subject to Board approved adjustments, divided by fiscal 20__ average assets.

Interpolation shall be used to determine the ROAA performance payout percentage in the event the Company’s ROAA performance does not fall directly on payout percentages shown in the above chart.

Article 4.         Termination Provisions

Except as provided below, a Participant shall be eligible for payment of earned PSUs, as determined in Section 3, only if the Participant’s employment with the Company continues from the date of this Agreement through the date that any earned PSUs are settled.

If Participant terminates employment due to death or disability (within the meaning of Section 22(e)(3) of the Code) prior to the settlement of any earned PSUs, the Participant (or the Participant’s estate) shall be entitled to that proportion of the number of PSUs as such Participant is entitled to under Section 3 for such Performance Period calculated as follows: the number of full months of employment during the Performance Period divided by the total number of months in the Performance Period. The form and timing of the payment of such PSUs shall be as set forth in Article 7.

Termination of employment for any reason prior to the settlement of any earned PSUs other than disability (within the meaning of Section 22(e)(3) of the Code) or death shall require forfeiture of this entire award, with no payment to the Participant.

For purposes of this Agreement, service on the Board or service to the Company in a role approved by the Board as a consultant, in each case, shall be treated as “employment” with the Company.

Article 5.         Change in Control

Notwithstanding anything herein to the contrary, upon a Change in Control, the Participant shall be entitled to a number of PSUs equal to the “Vesting Amount” (as defined below) prorated based on a) the number of full calendar months during the Performance Period that elapsed prior to the effective date of the Change in Control divided by (b) thirty six (36).

For purposes of the foregoing, the “Vesting Amount” means the sum of:

(x) The number of PSUs that would have vested based on the achievement of TSR if the Ending Stock Price was the average closing price on the applicable stock exchange of one Share for the twenty (20) trading days immediately prior to the Change in Control and the Beginning Stock Price was the average closing price on the applicable stock exchange of one Share for the twenty (20) trading days immediately prior to the first day of the first fiscal year of the Performance Period, plus

(y) If (i) the Change in Control occurs on or before the last day of the first fiscal year of the Performance Period, then the number of PSUs that would have vested based on the achievement of the 100% payout level for the ROATCE and ROAA performance measures, or (ii) the Change in Control occurs after the last day of the first fiscal year of the Performance Period, then the number of PSUs the Board determines, in its sole discretion, that would have been earned at the end of the Performance Period based on the Company’s forecasted ROATCE and ROAA using the Company’s performance results through the end of the fiscal quarter immediately preceding the effective date of the Change in Control. The Participant acknowledges and agrees that the determination under the immediately preceding clause (ii) is to be made in the sole discretion of the Board and is not subject to challenge.

PSUs shall be paid out to the Participant in cash within thirty (30) days of the effective date of the Change in Control. Any PSUs that are not paid pursuant to this Article 5 shall be forfeited upon the closing of the Change in Control with no compensation or payment due to the Participant or any other person or entity.

“Change in Control” means the occurrence of any of the following events:

(i)  any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or “persons” acting as a group (other than the Company; any Subsidiary of the Company; any employee benefit plan of the Company or any Subsidiary of the Company; or any entity in which the stockholders of the Company immediately before such transaction are, immediately after such transaction, the “beneficial owners” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of such entity) becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, whether by merger, acquisition (including directly from the Company) or otherwise, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or “persons” acting as a group (other than the Company; any Subsidiary of the Company; any employee benefit plan of the Company or any Subsidiary of the Company; or any entity in which the stockholders of the Company immediately before such transaction are, immediately after such transaction, the “beneficial owners” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of such entity) acquires at least 85% of the gross fair market value of the assets of the Company during any period of twelve consecutive months.

In addition, a Change in Control must satisfy the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v) or Treasury Regulation Section 1.409A-3(i)(5)(vii).

Article 6.         Dividends

During the Performance Period, all dividends and other distributions that would have been paid with respect to the Shares underlying the PSUs had such Shares been outstanding shall accrue for the benefit of the Participant to be paid out to the Participant pursuant to Article 7.

Article 7.         Form and Timing of Payment of PSUs

Payment of the PSUs shall be made 100% in Shares and accrued dividends shall be made 100% in cash. All PSUs that are not forfeited earlier and that are not earned in accordance with the terms of this Agreement (and all dividends associated therewith) shall be immediately forfeited (effective as of the date on which the Company’s performance against the performance metrics is determined by the Company) with no compensation or payment due to the Participant or any other person or entity.

Payment of earned PSUs and accrued dividends on such earned PSUs shall be made during the 90 day period commencing on the first day of the Company’s fiscal year after the end of the Performance Period, subject to the following:

(a)	The Participant shall have no right with respect to any Award or a portion thereof, until such award shall be paid to such Participant.

(b)

If the Board determines, in its sole discretion, that a Participant at any time has willfully engaged in any activity that the Board determines was or is harmful to the Company, any unpaid pending Award will be forfeited by such Participant.

(c)	Appropriate taxes will be withheld from the settlement of the award and any accrued dividends.

Article 8.         Nontransferability

PSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, Participant’s rights under the Plan and this Agreement shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 9.          Administration

This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time by the Board, as well as to such rules and regulations as the Board may adopt for administration of the Plan. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, in its sole discretion, all of which shall be binding upon the Participant.

Any inconsistency between the Agreement and the Plan shall be resolved in favor of this Agreement.

Article 10.         Code Section 409A

This Agreement and the PSUs are intended to be exempt from Code Section 409A as a short-term deferral or otherwise, or if not so exempt, are intended to comply with Code Section 409A, and in either case, this Agreement and the PSUs shall be construed and interpreted accordingly. Notwithstanding the foregoing or anything in this Agreement to the contrary, if Participant is a “specified employee” (within the meaning of Code Section 409A) at the time of the Participant’s “separation from service” (within the meaning of Code Section 409A), then to the extent required by Code Section 409A, any payment or the provision of any benefit under this Agreement that is payable as the result of Participant’s “separation from service” (within the meaning of Code Section 409A) and that otherwise would have been provided within six (6) months after Participant’s “separation from service” (within the meaning of Code Section 409A) shall not be made or provided until (i) the ten (10) day period immediately after the expiration of the six (6) month and one (1) day period measured from the date of the Participant’s “separation from service” (within the meaning of Code Section 409A), or (ii) if earlier than clause (i), the ten (10) day period immediately after the date of the Participant’s death (but not earlier than such amount would have been paid or provided absent such death), with any remaining payments and benefits due under this Agreement to be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding the foregoing or anything contained in the Plan or this Agreement to the contrary, (x) any PSUs (and dividend equivalents thereon) that have become earned and are payable in accordance with the terms of this Agreement are required to be, and shall be, settled no later than the last day necessary for such PSUs (and dividend equivalents) to qualify for exemption under Code Section 409A under Treasury Regulation Section 1.409A-1(b)(4) as a short-term deferral (which may require settlement earlier than as provided in Article VII) and (y) in no event shall the Company, any of the Company’s Subsidiaries, the Board, the Compensation Committee of the Board, any member of the Board or any member of the Compensation Committee of the Board have any liability or obligation to the Participant or to any other person or entity in the event that any of this Agreement, the Plan, any of the PSUs (or dividend equivalents) or the vesting or settlement of any of the PSUs (or dividend equivalents) do not comply with, or are not exempt from, Code Section 409A. Any provision of the Plan that would result in this Agreement or any PSU (or dividend equivalent) violating Code Section 409A shall not apply to this Agreement or such PSU (or dividend equivalent). This Section 10 shall apply mutatis mutandis to any PSU award agreement between you and the Company that was entered into prior to the Grant Date.

Article 11.         Miscellaneous

(a)

The selection of Participant for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company. The right and power of the Company to dismiss or discharge Participant at-will, is specifically reserved.

(b)

The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement without the Participant’s written consent.

(c)	Participant shall not have voting rights with respect to the PSUs.

(d)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to any conflicts of law provision.

(g)	Any awards received by Participant are subject to the provisions of the Stock Ownership Guidelines approved by the Board.

(h)	Sections 16 and 21 of the Plan do not apply to this Agreement or the PSUs.

(i)

With respect to any PSU award agreement between you and the Company that was entered into prior to the Grant Date, in order for a transaction to constitute a “change in control” under any such other award agreement, such transaction must satisfy the requirements of Treasury Regulation Sections 1.409A-3(i)(5)(v), (vi) or (vii) (and any provision of any such definition of “change in control” that does not satisfy such requirements is hereby deleted in its entirety and inapplicable to such PSUs).

(j)

The Participant acknowledges and agrees that all Awards granted under the Plan and all Shares, cash and other property issued in respect of any Award granted under the Plan (including the PSUs granted pursuant to this Agreement, and all Shares, cash and other property issued in respect of any of the PSUs granted pursuant to this Agreement), in each case, are subject to any clawback, recoupment and recovery policy of the Company as may be in effect from time to time (whether currently in effect or adopted or amended in the future, and whether or not required by applicable law, regulation or the rules of any stock exchange on which the Shares are traded or quoted), as well as any clawback, recoupment and recovery requirements mandated by applicable law, regulation or the rules of any stock exchange on which the Shares are traded or quoted.

The following parties have caused this Agreement to be executed effective as of [____], 20__.

RBB BANCORP

By:
Authorized Signer

By:
Authorized Signer

By:
Participant